Exhibit 23:

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Coachmen Industries, Inc.
Elkhart, Indiana


As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A, Amendment No. 1 of our report dated January 24, 1995 covering the financial statements of Georgie Boy Mfg., Inc. as of and for the year ended December 31, 1994. It should be noted that we have not audited any financial statements of Georgie Boy Mfg., Inc. subsequent to December 31, 1994 or performed any audit proceedures subsequent to the date of our report.

                                    McGladrey & Pullen, LLP



April 13, 1995

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